Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2022 Financial Results

Performance Reflects Strong Loan Growth, Solid Credit Quality and

Expanding Net Interest Margin

JACKSON, Miss. – July 26, 2022 – Trustmark Corporation (NASDAQGS: TRMK) reported net income of $34.3 million in the second quarter of 2022, representing diluted earnings per share of $0.56. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2022, to shareholders of record on September 1, 2022.

Second Quarter Highlights

•
Loans held for investment (HFI) increased $547.7 million, or 5.3%, from the prior quarter
•
Deposits totaled $14.8 billion, with noninterest-bearing deposits representing 30.5% of total deposits
•
Total revenue expanded 8.1% from the prior quarter to $165.9 million
•
Net interest income (FTE) increased 12.9% from the prior quarter to $115.6 million, resulting in a 32 basis point expansion in the net interest margin to 2.90%
•
Noninterest income totaled $53.3 million, representing 32.1% of total revenue
•
Credit quality remained solid; recoveries exceeded charge-offs and nonperforming assets declined 3.7% linked-quarter

Duane A. Dewey, President and CEO, stated, “Our company produced strong second quarter results with significant loan growth, expansion of the net interest margin, consistent performance from our fee businesses and solid credit quality. Our associates are focused on expanding existing customer relationships as well as demonstrating the value Trustmark can provide potential customers as their trusted financial partner. Our continued implementation of enhanced technology, coupled with a comprehensive program to improve efficiency, enhances Trustmark’s ability to grow and serve customers and build long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $10.9 billion, up 5.3% from the prior quarter and 7.8% year-over-year
•
Investment securities totaled $3.8 billion, up 4.3% from the prior quarter and 26.8% year-over-year
•
Deposits totaled $14.8 billion, down 2.3% from the prior quarter and up 0.9% year-over-year
•
Maintained strong capital position with CET1 ratio of 11.01% and total risk-based capital ratio of 13.26%

Loans HFI totaled $10.9 billion at June 30, 2022, reflecting an increase of $547.7 million, or 5.3%, linked-quarter and $792.0 million, or 7.8%, year-over-year. Linked-quarter growth was broad-based, with increases in virtually all categories with the exception of loans secured by other real estate and state and other political subdivision loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $14.8 billion at June 30, 2022, down $343.1 million, or 2.3%, from the prior quarter and up $138.1 million, or 0.9%, year-over-year. The linked-quarter change was principally attributable to a decline in public funds. Trustmark continues to maintain a strong liquidity position as loans HFI represented 74.1% of total deposits at June 30, 2022. Noninterest-bearing deposits represented 30.5% of total deposits at the end of the second quarter. Interest-bearing deposit costs totaled 0.11% in the second quarter, unchanged from the prior quarter. The total cost of interest-bearing liabilities was 0.17% in the second quarter of 2022, an increase of 1 basis point from the prior quarter.

During the second quarter, Trustmark repurchased $7.5 million, or approximately 263 thousand of its common shares. During the first six months of 2022, Trustmark repurchased $16.6 million, or approximately 542 thousand of its common shares. At June 30, 2022, Trustmark had $83.4 million in remaining authority under its existing stock repurchase program, which expires on December 31, 2022. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At June 30, 2022, Trustmark’s tangible equity-to-tangible assets ratio was 7.23% while its total risk-based capital ratio was 13.26%. Tangible book value per share was $19.58 at June 30, 2022, down 3.2% from the prior quarter reflecting a decline in accumulated other comprehensive income due to mark-to-market adjustments on securities available for sale resulting from the increase in market interest rates during the second quarter.

Credit Quality

•
Allowance for credit losses (ACL) represented 475% of nonaccrual loans, excluding individually evaluated loans at June 30, 2022
•
Recoveries exceeded charge-offs by $1.7 million in the second quarter
•
Other real estate totaled $3.0 million at June 30, 2022

Nonaccrual loans totaled $62.1 million at June 30, 2022, down $2.3 million from the prior quarter and up $10.6 million year-over-year. Other real estate totaled $3.0 million, reflecting a $153 thousand decrease from the prior quarter and decline of $6.4 million year-over-year. Collectively, nonperforming assets totaled $65.1 million at June 30, 2022, reflecting a linked-quarter decrease of $2.5 million and year-over-year increase of $4.2 million.

The provision for credit losses for loans HFI was $2.7 million in the second quarter. This provisioning was primarily driven by reserves related to loan growth and the nature and volume of the portfolio offset by improvements in macroeconomic forecasts. The provision for credit losses for off-balance sheet credit exposures was a negative $1.6 million in the second quarter. Off-balance sheet negative provision expense was primarily driven by improvements in macroeconomic forecasts. Collectively, the provision for credit losses totaled $1.1 million in the second quarter compared to a negative $2.0 million in the prior quarter and an expense of $537 thousand in the second quarter of 2021.

Allocation of Trustmark’s $103.1 million allowance for credit losses on loans HFI represented 0.88% of commercial loans and 1.14% of consumer and home mortgage loans, resulting in an allowance to total loans HFI of 0.94% at June 30, 2022. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue increased $12.5 million, or 8.1%, linked-quarter
•
Net interest income (FTE) expanded $13.2 million, or 12.9%, linked-quarter
•
Noninterest income totaled $53.3 million, representing 32.1% of total revenue in the second quarter

Revenue in the second quarter totaled $165.9 million, an increase of $12.5 million, or 8.1%, from the prior quarter and a decrease of $9.9 million, or 5.6%, from the same quarter in the prior year. The linked-quarter increase reflected higher net interest income while the decline in revenue year-over-year was principally due to the reduction in interest and fees on Paycheck Protection Program (PPP) loans as well as the decline in mortgage banking revenue from historically high levels.

Net interest income (FTE) in the second quarter totaled $115.6 million, resulting in a net interest margin of 2.90%, up 32 basis points from the prior quarter. The net interest margin, excluding PPP loans and Federal Reserve Bank balance, totaled 3.06% during the second quarter, an increase of 18 basis points when compared to the prior quarter. The expansion of the net interest margin excluding PPP loans and the Federal Reserve Bank balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio which resulted from the higher interest rate environment.

Noninterest income in the second quarter totaled $53.3 million, a decrease of $862 thousand from the prior quarter and $3.2 million year-over-year. The linked quarter decline was attributable to lower mortgage banking and other, net revenue, which were offset by increased bank card and other fees and service charges on deposit accounts. Mortgage loan production in the second quarter totaled $681.4 million, up 25.2% from the prior quarter and down 7.5% year-over-year. Mortgage banking revenue totaled $8.1 million in the second quarter, a decrease of $1.7 million from the prior quarter and $9.2 million year-over-year. The linked-quarter decline was principally attributable to changes in the mortgage servicing net hedge ineffectiveness.

Wealth management revenue totaled $9.1 million in the second quarter, an increase of $48 thousand, from the prior quarter and $156 thousand, year-over-year. The linked-quarter increase was attributable to increased trust and investment revenue offset by lower brokerage revenue. Insurance revenue totaled $13.7 million in the second quarter, down 2.7%, or $387 thousand, from the prior quarter and up 12.2%, or $1.5 million, year-over-year. Service charges on deposit accounts increased $775 thousand, or 8.2%, from the prior quarter and $2.6 million, or 34.3%, year-over-year. Bank card and other fees increased $1.7 million from the prior quarter and $1.9 million year-over-year.

Noninterest Expense

•
Noninterest expense totaled $123.8 million in the second quarter, up $2.2 million, or 1.8%, from the prior quarter
•
Adjusted noninterest expense, which excludes amortization of intangibles, ORE expenses and charitable contributions resulting in state tax credits, increased $1.8 million, or 1.5%, from the prior quarter; please refer to the Consolidated Financial Information, Note 6 – Non-GAAP Financial Measures

Noninterest expense in the second quarter was $123.8 million, up $2.2 million, or 1.8%, from the prior quarter. Salaries and employee benefits increased $2.1 million linked-quarter due primarily to commissions and annual merit increases. Services and fees were relatively unchanged linked-quarter while net occupancy expenses were down 2.6%.

FIT2GROW

“During the second quarter, we announced FIT2GROW, a comprehensive program of Focus, Innovation and Transformation designed to enhance Trustmark’s ability to grow and serve customers. As part of this program, we are focusing our community bank efforts on commercial, small business, and consumer lines of business. This will provide expertise and focus while also generating profitable revenue growth. We have opened a new Atlanta, Georgia LPO to focus on our institutional businesses, including Commercial Real Estate, Residential Real Estate, Corporate Banking and Specialty Banking. We have added seasoned professionals to our team to carry out our strategy in the southeast. Within our Specialty Banking unit based in Atlanta, plans are underway to establish an Equipment Finance line of business to focus on national, middle to large ticket business. We look forward to adding this product suite to our company,” said Dewey.

“Innovation is also a key component of FIT2GROW. In recent years, investments in state-of-the-art technology were made in Trustmark’s insurance, wealth management and mortgage banking areas as well as in human resources and accounting systems. We also made significant upgrades to our mobile banking platform, ITM network and digital marketing programs. Collectively, these investments have positioned Trustmark for growth, expansion and efficiency. More recently, we have been working toward the implementation of a new core banking system for consumer and commercial loans, deposits, and customer information. This implementation is a multi-year project, the next phase of which will occur in the third quarter of 2022. We have accelerated efforts to optimize our branch network, reflecting changing customer preferences and the continued migration to mobile and digital channels as announced in the first quarter. We will continue to pursue opportunities to redesign workflows and restructure the organization. This will further leverage the investments in technology, will broaden our reach, enhance customer experiences, and improve efficiency while building long-term value for our shareholders,” said Dewey.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 27, 2022, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 10, 2022, in archived format at the same web address or by calling (877) 344-7529, passcode 1899156.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee, and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (COVID-19) pandemic, and also by the effectiveness of varying governmental responses in ameliorating the impact of the pandemic on our customers and the economies where they operate.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, our ability to manage the impact of the COVID-19 pandemic on our markets, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve System (FRB)) to mitigate its spread and economic impact, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2022	3/31/2022	6/30/2021	$ Change	% Change	$ Change	% Change
Securities AFS-taxable (1)	$3,094,364	$3,245,502	$2,339,662	$(151,138)	-4.7%	$754,702	32.3%
Securities AFS-nontaxable	5,110	5,127	5,174	(17)	-0.3%	(64)	-1.2%
Securities HTM-taxable (1)	811,599	410,851	441,688	400,748	97.5%	369,911	83.7%
Securities HTM-nontaxable	5,630	7,327	10,958	(1,697)	-23.2%	(5,328)	-48.6%
Total securities	3,916,703	3,668,807	2,797,482	247,896	6.8%	1,119,221	40.0%
Paycheck protection program loans (PPP)	17,746	29,009	648,222	(11,263)	-38.8%	(630,476)	-97.3%
Loans (includes loans held for sale)	10,910,178	10,550,712	10,315,927	359,466	3.4%	594,251	5.8%
Fed funds sold and reverse repurchases	110	56	55	54	96.4%	55	100.0%
Other earning assets	1,139,312	1,811,713	1,750,385	(672,401)	-37.1%	(611,073)	-34.9%
Total earning assets	15,984,049	16,060,297	15,512,071	(76,248)	-0.5%	471,978	3.0%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(99,106)	(99,390)	(112,346)	284	-0.3%	13,240	-11.8%
Other assets	1,513,127	1,550,848	1,622,388	(37,721)	-2.4%	(109,261)	-6.7%
Total assets	$17,398,070	$17,511,755	$17,022,113	$(113,685)	-0.6%	$375,957	2.2%

Interest-bearing demand deposits	$4,578,235	$4,429,056	$4,056,910	$149,179	3.4%	$521,325	12.9%
Savings deposits	4,638,849	4,791,104	4,627,180	(152,255)	-3.2%	11,669	0.3%
Time deposits	1,159,065	1,193,435	1,301,896	(34,370)	-2.9%	(142,831)	-11.0%
Total interest-bearing deposits	10,376,149	10,413,595	9,985,986	(37,446)	-0.4%	390,163	3.9%
Fed funds purchased and repurchases	118,753	212,006	174,620	(93,253)	-44.0%	(55,867)	-32.0%
Other borrowings	80,283	91,090	132,199	(10,807)	-11.9%	(51,916)	-39.3%
Subordinated notes	123,116	123,061	122,897	55	0.0%	219	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	10,760,157	10,901,608	10,477,558	(141,451)	-1.3%	282,599	2.7%
Noninterest-bearing deposits	4,590,338	4,601,108	4,512,268	(10,770)	-0.2%	78,070	1.7%
Other liabilities	439,266	295,287	251,582	143,979	48.8%	187,684	74.6%
Total liabilities	15,789,761	15,798,003	15,241,408	(8,242)	-0.1%	548,353	3.6%
Shareholders' equity	1,608,309	1,713,752	1,780,705	(105,443)	-6.2%	(172,396)	-9.7%
Total liabilities and equity	$17,398,070	$17,511,755	$17,022,113	$(113,685)	-0.6%	$375,957	2.2%

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2022	3/31/2022	6/30/2021	$ Change	% Change	$ Change	% Change
Cash and due from banks	$742,461	$1,917,564	$2,267,224	$(1,175,103)	-61.3%	$(1,524,763)	-67.3%
Securities available for sale (1)	2,644,364	3,018,246	2,548,739	(373,882)	-12.4%	95,625	3.8%
Securities held to maturity (1)	1,137,754	607,598	433,012	530,156	87.3%	704,742	n/m
PPP loans	12,549	18,579	166,119	(6,030)	-32.5%	(153,570)	-92.4%
Loans held for sale (LHFS)	190,186	222,538	332,132	(32,352)	-14.5%	(141,946)	-42.7%
Loans held for investment (LHFI)	10,944,840	10,397,129	10,152,869	547,711	5.3%	791,971	7.8%
ACL LHFI	(103,140)	(98,734)	(104,032)	(4,406)	-4.5%	892	0.9%
Net LHFI	10,841,700	10,298,395	10,048,837	543,305	5.3%	792,863	7.9%
Premises and equipment, net	207,914	207,301	200,970	613	0.3%	6,944	3.5%
Mortgage servicing rights	121,014	111,050	80,764	9,964	9.0%	40,250	49.8%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	4,264	4,591	6,170	(327)	-7.1%	(1,906)	-30.9%
Other real estate	3,034	3,187	9,439	(153)	-4.8%	(6,405)	-67.9%
Operating lease right-of-use assets	34,684	34,048	33,201	636	1.9%	1,483	4.5%
Other assets	627,349	614,217	587,288	13,132	2.1%	40,061	6.8%
Total assets	$16,951,510	$17,441,551	$17,098,132	$(490,041)	-2.8%	$(146,622)	-0.9%

Deposits:
Noninterest-bearing	$4,509,472	$4,739,102	$4,446,991	$(229,630)	-4.8%	$62,481	1.4%
Interest-bearing	10,260,696	10,374,190	10,185,093	(113,494)	-1.1%	75,603	0.7%
Total deposits	14,770,168	15,113,292	14,632,084	(343,124)	-2.3%	138,084	0.9%
Fed funds purchased and repurchases	70,157	170,499	157,176	(100,342)	-58.9%	(87,019)	-55.4%
Other borrowings	72,553	84,644	117,223	(12,091)	-14.3%	(44,670)	-38.1%
Subordinated notes	123,152	123,097	122,932	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	32,949	34,517	33,733	(1,568)	-4.5%	(784)	-2.3%
Operating lease liabilities	37,108	35,912	34,959	1,196	3.3%	2,149	6.1%
Other liabilities	196,871	186,352	158,860	10,519	5.6%	38,011	23.9%
Total liabilities	15,364,814	15,810,169	15,318,823	(445,355)	-2.8%	45,991	0.3%
Common stock	12,752	12,806	13,079	(54)	-0.4%	(327)	-2.5%
Capital surplus	160,876	167,094	210,420	(6,218)	-3.7%	(49,544)	-23.5%
Retained earnings	1,620,210	1,600,138	1,566,451	20,072	1.3%	53,759	3.4%
Accumulated other comprehensive income (loss), net of tax	(207,142)	(148,656)	(10,641)	(58,486)	-39.3%	(196,501)	n/m
Total shareholders' equity	1,586,696	1,631,382	1,779,309	(44,686)	-2.7%	(192,613)	-10.8%
Total liabilities and equity	$16,951,510	$17,441,551	$17,098,132	$(490,041)	-2.8%	$(146,622)	-0.9%

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2022	3/31/2022	6/30/2021	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$103,033	$93,252	$93,698	$9,781	10.5%	$9,335	10.0%
Interest and fees on PPP loans	184	168	25,555	16	9.5%	(25,371)	-99.3%
Interest on securities-taxable	14,561	12,357	8,991	2,204	17.8%	5,570	62.0%
Interest on securities-tax exempt-FTE	107	122	149	(15)	-12.3%	(42)	-28.2%
Interest on fed funds sold and reverse repurchases	1	—	—	1	n/m	1	n/m
Other interest income	2,214	817	489	1,397	n/m	1,725	n/m
Total interest income-FTE	120,100	106,716	128,882	13,384	12.5%	(8,782)	-6.8%
Interest on deposits	2,774	2,760	4,630	14	0.5%	(1,856)	-40.1%
Interest on fed funds purchased and repurchases	70	70	59	—	0.0%	11	18.6%
Other interest expense	1,664	1,539	1,813	125	8.1%	(149)	-8.2%
Total interest expense	4,508	4,369	6,502	139	3.2%	(1,994)	-30.7%
Net interest income-FTE	115,592	102,347	122,380	13,245	12.9%	(6,788)	-5.5%
Provision for credit losses, LHFI	2,716	(860)	(3,991)	3,576	n/m	6,707	n/m
Provision for credit losses, off-balance sheet credit exposures	(1,568)	(1,106)	4,528	(462)	-41.8%	(6,096)	n/m
Net interest income after provision-FTE	114,444	104,313	121,843	10,131	9.7%	(7,399)	-6.1%
Service charges on deposit accounts	10,226	9,451	7,613	775	8.2%	2,613	34.3%
Bank card and other fees	10,167	8,442	8,301	1,725	20.4%	1,866	22.5%
Mortgage banking, net	8,149	9,873	17,333	(1,724)	-17.5%	(9,184)	-53.0%
Insurance commissions	13,702	14,089	12,217	(387)	-2.7%	1,485	12.2%
Wealth management	9,102	9,054	8,946	48	0.5%	156	1.7%
Other, net	1,907	3,206	2,001	(1,299)	-40.5%	(94)	-4.7%
Total noninterest income	53,253	54,115	56,411	(862)	-1.6%	(3,158)	-5.6%
Salaries and employee benefits	71,679	69,585	70,115	2,094	3.0%	1,564	2.2%
Services and fees	24,538	24,453	21,769	85	0.3%	2,769	12.7%
Net occupancy-premises	6,892	7,079	6,578	(187)	-2.6%	314	4.8%
Equipment expense	6,047	6,061	5,567	(14)	-0.2%	480	8.6%
Other expense	14,611	14,341	14,650	270	1.9%	(39)	-0.3%
Total noninterest expense	123,767	121,519	118,679	2,248	1.8%	5,088	4.3%
Income before income taxes and tax eq adj	43,930	36,909	59,575	7,021	19.0%	(15,645)	-26.3%
Tax equivalent adjustment	2,916	3,003	2,957	(87)	-2.9%	(41)	-1.4%
Income before income taxes	41,014	33,906	56,618	7,108	21.0%	(15,604)	-27.6%
Income taxes	6,730	4,695	8,637	2,035	43.3%	(1,907)	-22.1%
Net income	$34,284	$29,211	$47,981	$5,073	17.4%	$(13,697)	-28.5%

Per share data
Earnings per share - basic	$0.56	$0.47	$0.76	$0.09	19.1%	$(0.20)	-26.3%

Earnings per share - diluted	$0.56	$0.47	$0.76	$0.09	19.1%	$(0.20)	-26.3%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,378,226	61,514,395	63,214,593

Diluted	61,546,285	61,709,797	63,409,683

Period end shares outstanding	61,201,123	61,463,392	62,773,226

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2022	3/31/2022	6/30/2021	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$2,698	$7,506	$8,952	$(4,808)	-64.1%	$(6,254)	-69.9%
Florida	233	310	467	(77)	-24.8%	(234)	-50.1%
Mississippi (2)	23,039	21,318	23,422	1,721	8.1%	(383)	-1.6%
Tennessee (3)	9,500	9,266	10,751	234	2.5%	(1,251)	-11.6%
Texas	26,582	25,999	7,856	583	2.2%	18,726	n/m
Total nonaccrual LHFI	62,052	64,399	51,448	(2,347)	-3.6%	10,604	20.6%
Other real estate
Alabama	84	—	2,830	84	n/m	(2,746)	-97.0%
Mississippi (2)	2,950	3,187	6,550	(237)	-7.4%	(3,600)	-55.0%
Tennessee (3)	—	—	59	—	n/m	(59)	n/m
Total other real estate	3,034	3,187	9,439	(153)	-4.8%	(6,405)	-67.9%
Total nonperforming assets	$65,086	$67,586	$60,887	$(2,500)	-3.7%	$4,199	6.9%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,347	$1,503	$423	$(156)	-10.4%	$924	n/m

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$51,164	$62,078	$81,538	$(10,914)	-17.6%	$(30,374)	-37.3%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	6/30/2022	3/31/2022	6/30/2021	$ Change	% Change	$ Change	% Change
Beginning Balance	$98,734	$99,457	$109,191	$(723)	-0.7%	$(10,457)	-9.6%
Provision for credit losses, LHFI	2,716	(860)	(3,991)	3,576	n/m	6,707	n/m
Charge-offs	(2,277)	(2,242)	(4,828)	(35)	-1.6%	2,551	52.8%
Recoveries	3,967	2,379	3,660	1,588	66.8%	307	8.4%
Net (charge-offs) recoveries	1,690	137	(1,168)	1,553	n/m	2,858	n/m
Ending Balance	$103,140	$98,734	$104,032	$4,406	4.5%	$(892)	-0.9%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$1,129	$699	$203	$430	61.5%	$926	n/m
Florida	761	(26)	167	787	n/m	594	n/m
Mississippi (2)	(266)	(88)	(3,071)	(178)	n/m	2,805	-91.3%
Tennessee (3)	31	(424)	1,031	455	n/m	(1,000)	-97.0%
Texas	35	(24)	502	59	n/m	(467)	-93.0%
Total net (charge-offs) recoveries	$1,690	$137	$(1,168)	$1,553	n/m	$2,858	n/m

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Securities AFS-taxable (1)	$3,094,364	$3,245,502	$3,156,740	$2,686,765	$2,339,662	$3,169,515	$2,219,543
Securities AFS-nontaxable	5,110	5,127	5,143	5,159	5,174	5,118	5,182
Securities HTM-taxable (1)	811,599	410,851	364,038	401,685	441,688	612,332	465,343
Securities HTM-nontaxable	5,630	7,327	7,618	8,641	10,958	6,474	17,478
Total securities	3,916,703	3,668,807	3,533,539	3,102,250	2,797,482	3,793,439	2,707,546
PPP loans	17,746	29,009	42,749	122,176	648,222	23,346	623,319
Loans (includes loans held for sale)	10,910,178	10,550,712	10,487,679	10,389,826	10,315,927	10,731,438	10,316,122
Fed funds sold and reverse repurchases	110	56	58	69	55	83	95
Other earning assets	1,139,312	1,811,713	1,839,498	2,038,515	1,750,385	1,473,655	1,709,373
Total earning assets	15,984,049	16,060,297	15,903,523	15,652,836	15,512,071	16,021,961	15,356,455
ACL LHFI	(99,106)	(99,390)	(104,148)	(104,857)	(112,346)	(99,247)	(115,932)
Other assets	1,513,127	1,550,848	1,570,501	1,602,611	1,622,388	1,531,884	1,611,877
Total assets	$17,398,070	$17,511,755	$17,369,876	$17,150,590	$17,022,113	$17,454,598	$16,852,400

Interest-bearing demand deposits	$4,578,235	$4,429,056	$4,353,599	$4,224,717	$4,056,910	$4,504,058	$3,901,146
Savings deposits	4,638,849	4,791,104	4,585,624	4,617,683	4,627,180	4,714,556	4,643,020
Time deposits	1,159,065	1,193,435	1,220,083	1,258,829	1,301,896	1,176,155	1,336,670
Total interest-bearing deposits	10,376,149	10,413,595	10,159,306	10,101,229	9,985,986	10,394,769	9,880,836
Fed funds purchased and repurchases	118,753	212,006	201,856	147,635	174,620	165,122	170,786
Other borrowings	80,283	91,090	94,328	109,735	132,199	85,657	149,467
Subordinated notes	123,116	123,061	123,007	122,951	122,897	123,089	122,886
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	10,760,157	10,901,608	10,640,353	10,543,406	10,477,558	10,830,493	10,385,831
Noninterest-bearing deposits	4,590,338	4,601,108	4,679,951	4,566,924	4,512,268	4,595,693	4,438,324
Other liabilities	439,266	295,287	291,449	257,956	251,582	367,673	258,158
Total liabilities	15,789,761	15,798,003	15,611,753	15,368,286	15,241,408	15,793,859	15,082,313
Shareholders' equity	1,608,309	1,713,752	1,758,123	1,782,304	1,780,705	1,660,739	1,770,087
Total liabilities and equity	$17,398,070	$17,511,755	$17,369,876	$17,150,590	$17,022,113	$17,454,598	$16,852,400

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Cash and due from banks	$742,461	$1,917,564	$2,266,829	$2,175,058	$2,267,224
Securities available for sale (1)	2,644,364	3,018,246	3,238,877	3,057,605	2,548,739
Securities held to maturity (1)	1,137,754	607,598	342,537	394,905	433,012
PPP loans	12,549	18,579	33,336	46,486	166,119
LHFS	190,186	222,538	275,706	335,339	332,132
LHFI	10,944,840	10,397,129	10,247,829	10,174,899	10,152,869
ACL LHFI	(103,140)	(98,734)	(99,457)	(104,073)	(104,032)
Net LHFI	10,841,700	10,298,395	10,148,372	10,070,826	10,048,837
Premises and equipment, net	207,914	207,301	205,644	201,937	200,970
Mortgage servicing rights	121,014	111,050	87,687	84,101	80,764
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	4,264	4,591	5,074	5,621	6,170
Other real estate	3,034	3,187	4,557	6,213	9,439
Operating lease right-of-use assets	34,684	34,048	34,603	34,689	33,201
Other assets	627,349	614,217	568,177	567,627	587,288
Total assets	$16,951,510	$17,441,551	$17,595,636	$17,364,644	$17,098,132

Deposits:
Noninterest-bearing	$4,509,472	$4,739,102	$4,771,065	$4,987,885	$4,446,991
Interest-bearing	10,260,696	10,374,190	10,316,095	9,934,954	10,185,093
Total deposits	14,770,168	15,113,292	15,087,160	14,922,839	14,632,084
Fed funds purchased and repurchases	70,157	170,499	238,577	146,417	157,176
Other borrowings	72,553	84,644	91,025	94,889	117,223
Subordinated notes	123,152	123,097	123,042	122,987	122,932
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	32,949	34,517	35,623	32,684	33,733
Operating lease liabilities	37,108	35,912	36,468	36,531	34,959
Other liabilities	196,871	186,352	180,574	177,494	158,860
Total liabilities	15,364,814	15,810,169	15,854,325	15,595,697	15,318,823
Common stock	12,752	12,806	12,845	13,014	13,079
Capital surplus	160,876	167,094	175,913	201,837	210,420
Retained earnings	1,620,210	1,600,138	1,585,113	1,573,176	1,566,451
Accumulated other comprehensive income (loss), net of tax	(207,142)	(148,656)	(32,560)	(19,080)	(10,641)
Total shareholders' equity	1,586,696	1,631,382	1,741,311	1,768,947	1,779,309
Total liabilities and equity	$16,951,510	$17,441,551	$17,595,636	$17,364,644	$17,098,132

(1) During the second quarter of 2022, Trustmark transferred $343.1 million of securities available for sale to securities held to maturity.
See Note 1 - Securities Available for Sale and Held to Maturity in the Notes to Consolidated Financials for additional information.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Interest and fees on LHFS & LHFI-FTE	$103,033	$93,252	$94,137	$94,101	$93,698	$196,285	$187,092
Interest and fees on PPP loans	184	168	397	1,533	25,555	352	34,796
Interest on securities-taxable	14,561	12,357	10,796	9,973	8,991	26,918	17,929
Interest on securities-tax exempt-FTE	107	122	123	132	149	229	439
Interest on fed funds sold and reverse repurchases	1	—	—	—	—	1	—
Other interest income	2,214	817	826	949	489	3,031	992
Total interest income-FTE	120,100	106,716	106,279	106,688	128,882	226,816	241,248
Interest on deposits	2,774	2,760	3,401	3,691	4,630	5,534	9,853
Interest on fed funds purchased and repurchases	70	70	66	51	59	140	115
Other interest expense	1,664	1,539	1,580	1,733	1,813	3,203	3,670
Total interest expense	4,508	4,369	5,047	5,475	6,502	8,877	13,638
Net interest income-FTE	115,592	102,347	101,232	101,213	122,380	217,939	227,610
Provision for credit losses, LHFI	2,716	(860)	(4,515)	(2,492)	(3,991)	1,856	(14,492)
Provision for credit losses, off-balance sheet credit exposures	(1,568)	(1,106)	2,939	(1,049)	4,528	(2,674)	(4,839)
Net interest income after provision-FTE	114,444	104,313	102,808	104,754	121,843	218,757	246,941
Service charges on deposit accounts	10,226	9,451	9,366	8,911	7,613	19,677	14,969
Bank card and other fees	10,167	8,442	8,340	8,549	8,301	18,609	17,773
Mortgage banking, net	8,149	9,873	11,609	14,004	17,333	18,022	38,137
Insurance commissions	13,702	14,089	11,716	12,133	12,217	27,791	24,662
Wealth management	9,102	9,054	8,757	9,071	8,946	18,156	17,362
Other, net	1,907	3,206	979	1,481	2,001	5,113	4,091
Total noninterest income	53,253	54,115	50,767	54,149	56,411	107,368	116,994
Salaries and employee benefits	71,679	69,585	68,258	74,623	70,115	141,264	141,277
Services and fees	24,538	24,453	22,904	22,306	21,769	48,991	44,253
Net occupancy-premises	6,892	7,079	6,816	6,854	6,578	13,971	13,373
Equipment expense	6,047	6,061	6,585	5,941	5,567	12,108	11,811
Other expense	14,611	14,341	14,906	19,876	14,650	28,952	29,513
Total noninterest expense	123,767	121,519	119,469	129,600	118,679	245,286	240,227
Income before income taxes and tax eq adj	43,930	36,909	34,106	29,303	59,575	80,839	123,708
Tax equivalent adjustment	2,916	3,003	2,906	2,947	2,957	5,919	5,851
Income before income taxes	41,014	33,906	31,200	26,356	56,618	74,920	117,857
Income taxes	6,730	4,695	4,978	5,156	8,637	11,425	17,914
Net income	$34,284	$29,211	$26,222	$21,200	$47,981	$63,495	$99,943

Per share data
Earnings per share - basic	$0.56	$0.47	$0.42	$0.34	$0.76	$1.03	$1.58

Earnings per share - diluted	$0.56	$0.47	$0.42	$0.34	$0.76	$1.03	$1.57

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	61,378,226	61,514,395	62,037,884	62,521,684	63,214,593	61,445,934	63,304,751

Diluted	61,546,285	61,709,797	62,264,983	62,730,157	63,409,683	61,624,569	63,465,515

Period end shares outstanding	61,201,123	61,463,392	61,648,679	62,461,832	62,773,226	61,201,123	62,773,226

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Nonaccrual LHFI
Alabama	$2,698	$7,506	$8,182	$9,223	$8,952
Florida	233	310	313	381	467
Mississippi (2)	23,039	21,318	21,636	22,898	23,422
Tennessee (3)	9,500	9,266	10,501	10,356	10,751
Texas	26,582	25,999	22,066	23,382	7,856
Total nonaccrual LHFI	62,052	64,399	62,698	66,240	51,448
Other real estate
Alabama	84	—	—	613	2,830
Mississippi (2)	2,950	3,187	4,557	5,600	6,550
Tennessee (3)	—	—	—	—	59
Total other real estate	3,034	3,187	4,557	6,213	9,439
Total nonperforming assets	$65,086	$67,586	$67,255	$72,453	$60,887

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$1,347	$1,503	$2,114	$625	$423

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$51,164	$62,078	$69,894	$75,091	$81,538

	Quarter Ended					Six Months Ended
ACL LHFI (1)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Beginning Balance	$98,734	$99,457	$104,073	$104,032	$109,191	$99,457	$117,306
Provision for credit losses, LHFI	2,716	(860)	(4,515)	(2,492)	(3,991)	1,856	(14,492)
Charge-offs	(2,277)	(2,242)	(2,616)	(1,586)	(4,828)	(4,519)	(6,073)
Recoveries	3,967	2,379	2,515	4,119	3,660	6,346	7,291
Net (charge-offs) recoveries	1,690	137	(101)	2,533	(1,168)	1,827	1,218
Ending Balance	$103,140	$98,734	$99,457	$104,073	$104,032	$103,140	$104,032

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama	$1,129	$699	$747	$247	$203	$1,828	$305
Florida	761	(26)	(32)	356	167	735	197
Mississippi (2)	(266)	(88)	(683)	1,436	(3,071)	(354)	(864)
Tennessee (3)	31	(424)	(130)	(8)	1,031	(393)	1,078
Texas	35	(24)	(3)	502	502	11	502
Total net (charge-offs) recoveries	$1,690	$137	$(101)	$2,533	$(1,168)	$1,827	$1,218

(1) Excludes PPP loans.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2022
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Return on average equity	8.55%	6.91%	5.92%	4.72%	10.81%	7.71%	11.39%
Return on average tangible equity	11.36%	9.05%	7.72%	6.16%	13.96%	10.16%	14.75%
Return on average assets	0.79%	0.68%	0.60%	0.49%	1.13%	0.73%	1.20%
Interest margin - Yield - FTE	3.01%	2.69%	2.65%	2.70%	3.33%	2.85%	3.17%
Interest margin - Cost	0.11%	0.11%	0.13%	0.14%	0.17%	0.11%	0.18%
Net interest margin - FTE	2.90%	2.58%	2.53%	2.57%	3.16%	2.74%	2.99%
Efficiency ratio (1)	71.89%	76.44%	76.52%	74.10%	64.31%	74.08%	67.93%
Full-time equivalent employees	2,727	2,725	2,692	2,680	2,772

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	-0.06%	-0.01%	0.00%	-0.10%	0.05%	-0.03%	-0.02%
Provision for credit losses, LHFI / average loans	0.10%	-0.03%	-0.17%	-0.10%	-0.16%	0.03%	-0.28%
Nonaccrual LHFI / (LHFI + LHFS)	0.56%	0.61%	0.60%	0.63%	0.49%
Nonperforming assets / (LHFI + LHFS)	0.58%	0.64%	0.64%	0.69%	0.58%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.58%	0.64%	0.64%	0.69%	0.58%
ACL LHFI / LHFI	0.94%	0.95%	0.97%	1.02%	1.02%
ACL LHFI-commercial / commercial LHFI	0.88%	0.95%	1.00%	1.05%	1.04%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.14%	0.96%	0.87%	0.91%	0.98%
ACL LHFI / nonaccrual LHFI	166.22%	153.32%	158.63%	157.11%	202.21%
ACL LHFI / nonaccrual LHFI (excl individually evaluated loans)	475.27%	484.01%	500.85%	520.77%	537.35%

CAPITAL RATIOS
Total equity / total assets	9.36%	9.35%	9.90%	10.19%	10.41%
Tangible equity / tangible assets	7.23%	7.29%	7.86%	8.12%	8.31%
Tangible equity / risk-weighted assets	9.16%	9.79%	10.71%	11.19%	11.33%
Tier 1 leverage ratio	8.80%	8.66%	8.73%	8.92%	9.00%
Common equity tier 1 capital ratio	11.01%	11.23%	11.29%	11.68%	11.76%
Tier 1 risk-based capital ratio	11.47%	11.70%	11.77%	12.17%	12.25%
Total risk-based capital ratio	13.26%	13.53%	13.55%	14.01%	14.10%

STOCK PERFORMANCE
Market value-Close	$29.19	$30.39	$32.46	$32.22	$30.80
Book value	$25.93	$26.54	$28.25	$28.32	$28.35
Tangible book value	$19.58	$20.22	$21.93	$22.08	$22.13

(1) See Note 6 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands)
(unaudited)

Note 1 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$419,696	$361,822	$344,640	$278,615	$30,025
U.S. Government agency obligations	11,947	12,623	13,727	14,979	16,023
Obligations of states and political subdivisions	5,179	5,359	5,714	5,734	5,807
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	32,240	35,117	39,573	43,860	48,445
Issued by FNMA and FHLMC	1,888,546	2,038,331	2,218,429	2,187,412	1,983,783
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	144,158	164,506	196,690	236,885	283,988
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	142,598	400,488	420,104	290,120	180,668
Total securities available for sale	$2,644,364	$3,018,246	$3,238,877	$3,057,605	$2,548,739

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$5,320	$7,324	$7,328	$10,683	$12,994
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,624	4,831	5,005	5,912	6,249
Issued by FNMA and FHLMC	185,554	192,373	43,444	48,554	53,406
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	210,479	224,012	241,934	264,638	291,477
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	731,777	179,058	44,826	65,118	68,886
Total securities held to maturity	$1,137,754	$607,598	$342,537	$394,905	$433,012

During the second quarter of 2022, Trustmark reclassified $343.1 million of securities available for sale to securities held to maturity. The securities were transferred at fair value, which became the cost basis for the securities held to maturity. At the date of transfer, the net unrealized holding loss on the available for sale securities totaled approximately $34.8 million ($26.1 million, net of tax). The net unrealized holding loss will be amortized over the remaining life of the securities as a yield adjustment in a manner consistent with the amortization or accretion of the original purchase premium or discount on the associated security. There were no gains or losses recognized as a result of the transfer.

At June 30, 2022, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled approximately $39.5 million ($29.7 million, net of tax).

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.7% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

Note 2 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Loans secured by real estate:
Construction, land development and other land loans	$1,440,058	$1,273,959	$1,308,781	$1,286,613	$1,360,302
Secured by 1-4 family residential properties	2,424,962	2,106,998	1,977,993	1,891,292	1,810,396
Secured by nonfarm, nonresidential properties	3,178,079	2,975,039	2,977,084	2,924,953	2,819,662
Other real estate secured	555,311	715,939	726,043	986,163	1,078,622
Commercial and industrial loans	1,551,001	1,495,060	1,414,279	1,327,211	1,326,605
Consumer loans	160,716	154,215	159,472	157,963	153,519
State and other political subdivision loans	1,110,795	1,215,023	1,146,251	1,125,186	1,136,764
Other loans	523,918	460,896	537,926	475,518	466,999
LHFI	10,944,840	10,397,129	10,247,829	10,174,899	10,152,869
ACL LHFI	(103,140)	(98,734)	(99,457)	(104,073)	(104,032)
Net LHFI	$10,841,700	$10,298,395	$10,148,372	$10,070,826	$10,048,837

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands)
(unaudited)

Note 2 – Loan Composition (continued)

The following table presents the LHFI composition by region and reflects each region’s diversified mix of loans:

	June 30, 2022
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,440,058	$610,402	$52,587	$391,970	$43,608	$341,491
Secured by 1-4 family residential properties	2,424,962	119,599	44,161	2,166,787	67,906	26,509
Secured by nonfarm, nonresidential properties	3,178,079	927,830	252,323	1,245,604	178,658	573,664
Other real estate secured	555,311	120,384	1,784	265,884	6,906	160,353
Commercial and industrial loans	1,551,001	393,458	23,451	644,894	243,252	245,946
Consumer loans	160,716	22,021	7,571	99,852	18,685	12,587
State and other political subdivision loans	1,110,795	85,538	69,860	721,339	28,922	205,136
Other loans	523,918	69,924	11,160	319,743	69,941	53,150
Loans	$10,944,840	$2,349,156	$462,897	$5,856,073	$657,878	$1,618,836

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$69,566	$35,149	$10,758	$16,700	$2,255	$4,704
Development	149,183	55,380	1,726	52,982	6,556	32,539
Unimproved land	100,319	17,366	11,781	32,771	10,889	27,512
1-4 family construction	345,749	166,916	24,590	90,778	23,899	39,566
Other construction	775,241	335,591	3,732	198,739	9	237,170
Construction, land development and other land loans	$1,440,058	$610,402	$52,587	$391,970	$43,608	$341,491

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$331,004	$129,167	$35,109	$81,857	$22,142	$62,729
Office	282,768	110,140	19,116	89,459	10,790	53,263
Hotel/motel	339,184	186,628	76,318	33,002	28,693	14,543
Mini-storage	160,857	23,452	2,196	110,162	423	24,624
Industrial	296,943	106,567	19,243	99,690	252	71,191
Health care	53,221	20,763	1,045	27,704	351	3,358
Convenience stores	28,737	8,538	661	14,191	1,123	4,224
Nursing homes/senior living	343,468	138,209	—	138,436	5,934	60,889
Other	106,771	15,903	10,094	48,052	16,801	15,921
Total non-owner occupied loans	1,942,953	739,367	163,782	642,553	86,509	310,742

Owner-occupied:
Office	154,226	42,428	36,256	45,836	12,664	17,042
Churches	77,154	17,024	5,439	43,393	7,979	3,319
Industrial warehouses	176,614	16,967	2,396	48,135	17,099	92,017
Health care	126,529	11,632	6,601	91,264	2,379	14,653
Convenience stores	152,200	13,886	20,857	71,648	421	45,388
Retail	97,749	12,615	9,052	44,873	19,151	12,058
Restaurants	54,167	3,143	4,801	29,965	12,377	3,881
Auto dealerships	51,017	6,453	242	25,496	18,826	—
Nursing homes/senior living	211,462	50,570	—	134,692	—	26,200
Other	134,008	13,745	2,897	67,749	1,253	48,364
Total owner-occupied loans	1,235,126	188,463	88,541	603,051	92,149	262,922
Loans secured by nonfarm, nonresidential properties	$3,178,079	$927,830	$252,323	$1,245,604	$178,658	$573,664

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands)
(unaudited)

Note 3 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Securities – taxable	1.50%	1.37%	1.22%	1.28%	1.30%	1.44%	1.35%
Securities – nontaxable	4.00%	3.97%	3.82%	3.79%	3.70%	3.98%	3.91%
Securities – total	1.50%	1.38%	1.23%	1.29%	1.31%	1.44%	1.37%
PPP loans	4.16%	2.35%	3.68%	4.98%	15.81%	3.04%	11.26%
Loans - LHFI & LHFS	3.79%	3.58%	3.56%	3.59%	3.64%	3.69%	3.66%
Loans - total	3.79%	3.58%	3.56%	3.61%	4.36%	3.69%	4.09%
Fed funds sold & reverse repurchases	3.65%	—	—	—	—	2.43%	—
Other earning assets	0.78%	0.18%	0.18%	0.18%	0.11%	0.41%	0.12%
Total earning assets	3.01%	2.69%	2.65%	2.70%	3.33%	2.85%	3.17%

Interest-bearing deposits	0.11%	0.11%	0.13%	0.14%	0.19%	0.11%	0.20%
Fed funds purchased & repurchases	0.24%	0.13%	0.13%	0.14%	0.14%	0.17%	0.14%
Other borrowings	2.52%	2.26%	2.25%	2.33%	2.29%	2.39%	2.21%
Total interest-bearing liabilities	0.17%	0.16%	0.19%	0.21%	0.25%	0.17%	0.26%

Net interest margin	2.90%	2.58%	2.53%	2.57%	3.16%	2.74%	2.99%
Net interest margin excluding PPP loans and the FRB balance	3.06%	2.88%	2.82%	2.90%	2.94%	2.97%	2.96%

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

At June 30, 2022 and March 31, 2022, the average FRB balance totaled $1.077 billion and $1.758 billion, respectively, and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance totaled 3.06% for the second quarter of 2022, an increase of 18 basis points when compared to the first quarter of 2022. The expansion of the net interest margin excluding PPP loans and the FRB balance was due to increases in the yields on the loans held for investment and held for sale portfolio and the securities portfolio which resulted from the higher interest-rate environment.

Note 4 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative ineffectiveness of $632 thousand during the second quarter of 2022.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Mortgage servicing income, net	$6,557	$6,429	$6,571	$6,406	$6,318	$12,986	$12,499
Change in fair value-MSR from runoff	(3,806)	(3,785)	(4,745)	(5,283)	(5,029)	(7,591)	(10,132)
Gain on sales of loans, net	6,030	6,223	9,005	12,737	14,778	12,253	34,234
Mortgage banking income before hedge ineffectiveness	8,781	8,867	10,831	13,860	16,067	17,648	36,601
Change in fair value-MSR from market changes	8,739	22,020	2,221	1,806	(4,465)	30,759	9,231
Change in fair value of derivatives	(9,371)	(21,014)	(1,443)	(1,662)	5,731	(30,385)	(7,695)
Net positive (negative) hedge ineffectiveness	(632)	1,006	778	144	1,266	374	1,536
Mortgage banking, net	$8,149	$9,873	$11,609	$14,004	$17,333	$18,022	$38,137

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands)
(unaudited)

Note 5 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Partnership amortization for tax credit purposes	$(1,475)	$(1,336)	$(2,455)	$(2,045)	$(1,989)	$(2,811)	$(3,511)
Increase in life insurance cash surrender value	1,683	1,627	1,675	1,663	1,653	3,310	3,292
Other miscellaneous income	1,699	2,915	1,759	1,863	2,337	4,614	4,310
Total other, net	$1,907	$3,206	$979	$1,481	$2,001	$5,113	$4,091

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
Loan expense	$4,068	$4,389	$3,221	$4,022	$3,738	$8,457	$7,905
Amortization of intangibles	328	482	548	549	553	810	1,219
FDIC assessment expense	1,810	1,500	1,475	1,275	1,225	3,310	2,765
Regulatory settlement charge	—	—	—	5,000	—	—	—
Other real estate expense, net	623	35	336	1,357	1,511	658	1,835
Other miscellaneous expense	7,782	7,935	9,326	7,673	7,623	15,717	15,789
Total other expense	$14,611	$14,341	$14,906	$19,876	$14,650	$28,952	$29,513

Note 6 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands except per share data)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,608,309	$1,713,752	$1,758,123	$1,782,304	$1,780,705	$1,660,739	$1,770,087
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,694)
Identifiable intangible assets		(4,436)	(4,879)	(5,382)	(5,899)	(6,442)	(4,656)	(6,778)
Total average tangible equity		$1,219,636	$1,324,636	$1,368,504	$1,392,168	$1,390,026	$1,271,846	$1,378,615

PERIOD END BALANCES
Total shareholders' equity		$1,586,696	$1,631,382	$1,741,311	$1,768,947	$1,779,309
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(4,264)	(4,591)	(5,074)	(5,621)	(6,170)
Total tangible equity	(a)	$1,198,195	$1,242,554	$1,352,000	$1,379,089	$1,388,902

TANGIBLE ASSETS
Total assets		$16,951,510	$17,441,551	$17,595,636	$17,364,644	$17,098,132
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(4,264)	(4,591)	(5,074)	(5,621)	(6,170)
Total tangible assets	(b)	$16,563,009	$17,052,723	$17,206,325	$16,974,786	$16,707,725
Risk-weighted assets	(c)	$13,076,981	$12,691,545	$12,623,630	$12,324,254	$12,256,492

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$34,284	$29,211	$26,222	$21,200	$47,981	$63,495	$99,943
Plus: Intangible amortization net of tax		246	362	411	412	415	608	915
Net income adjusted for intangible amortization		$34,530	$29,573	$26,633	$21,612	$48,396	$64,103	$100,858
Period end common shares outstanding	(d)	61,201,123	61,463,392	61,648,679	62,461,832	62,773,226

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.36%	9.05%	7.72%	6.16%	13.96%	10.16%	14.75%
Tangible equity/tangible assets	(a)/(b)	7.23%	7.29%	7.86%	8.12%	8.31%
Tangible equity/risk-weighted assets	(a)/(c)	9.16%	9.79%	10.71%	11.19%	11.33%
Tangible book value	(a)/(d)*1,000	$19.58	$20.22	$21.93	$22.08	$22.13

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,586,696	$1,631,382	$1,741,311	$1,768,947	$1,779,309
CECL transition adjustment		19,500	19,500	26,000	26,419	26,671
AOCI-related adjustments		207,142	148,656	32,560	19,080	10,641
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,229)	(370,240)	(370,252)	(370,264)	(370,276)
Other adjustments and deductions for CET1 (2)		(3,757)	(4,015)	(4,392)	(4,817)	(5,243)
CET1 capital	(e)	1,439,352	1,425,283	1,425,227	1,439,365	1,441,102
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,499,352	$1,485,283	$1,485,227	$1,499,365	$1,501,102

Common equity tier 1 capital ratio	(e)/(c)	11.01%	11.23%	11.29%	11.68%	11.76%

(1)
Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2022
($ in thousands)
(unaudited)

Note 6 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021

	Net interest income (GAAP)		$112,676	$99,344	$98,326	$98,266	$119,423	$212,020	$221,759
	Noninterest income (GAAP)		53,253	54,115	50,767	54,149	56,411	107,368	116,994
	Pre-provision revenue	(a)	$165,929	$153,459	$149,093	$152,415	$175,834	$319,388	$338,753

	Noninterest expense (GAAP)		$123,767	$121,519	$119,469	$129,600	$118,679	$245,286	$240,227
Less:	Voluntary early retirement program		—	—	—	(5,700)	—	—	—
	Regulatory settlement charge		—	—	—	(5,000)	—	—	—
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$123,767	$121,519	$119,469	$118,900	$118,679	$245,286	$240,227

	PPNR (Non-GAAP)	(a)-(b)	$42,162	$31,940	$29,624	$33,515	$57,155	$74,102	$98,526

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021	6/30/2022	6/30/2021

Total noninterest expense (GAAP)			$123,767	$121,519	$119,469	$129,600	$118,679	$245,286	$240,227
Less:	Other real estate expense, net		(623)	(35)	(336)	(1,357)	(1,511)	(658)	(1,835)
Amortization of intangibles			(328)	(482)	(548)	(549)	(553)	(810)	(1,219)
Charitable contributions resulting in state tax credits			(375)	(375)	(391)	(350)	(355)	(750)	(705)
Voluntary early retirement program			—	—	—	(5,700)	—	—	—
	Regulatory settlement charge		—	—	—	(5,000)	—	—	—
Adjusted noninterest expense (Non-GAAP)		(c)	$122,441	$120,627	$118,194	$116,644	$116,260	$243,068	$236,468

Net interest income (GAAP)			$112,676	$99,344	$98,326	$98,266	$119,423	$212,020	$221,759
Add:	Tax equivalent adjustment		2,916	3,003	2,906	2,947	2,957	5,919	5,851
Net interest income-FTE (Non-GAAP)		(a)	$115,592	$102,347	$101,232	$101,213	$122,380	$217,939	$227,610

Noninterest income (GAAP)			$53,253	$54,115	$50,767	$54,149	$56,411	$107,368	$116,994
Add:	Partnership amortization for tax credit purposes		1,475	1,336	2,455	2,045	1,989	2,811	3,511
Adjusted noninterest income (Non-GAAP)		(b)	$54,728	$55,451	$53,222	$56,194	$58,400	$110,179	$120,505

Adjusted revenue (Non-GAAP)		(a)+(b)	$170,320	$157,798	$154,454	$157,407	$180,780	$328,118	$348,115

Efficiency ratio (Non-GAAP)		(c)/((a)+(b))	71.89%	76.44%	76.52%	74.10%	64.31%	74.08%	67.93%